UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 7, 2019
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2019, the Board of Directors (the “Board”) of Tempur Sealy International, Inc. (the “Company”), adopted and approved the Seventh Amended and Restated By-Laws of the Company (the “By-Laws”), effective immediately. The By-Laws include, among other things, the following amendments:

•
Section 2.3 (Quorum) of the By-Laws has been amended to add “any other person entitled to preside or act as secretary” at a meeting to the enumerated parties that may adjourn the meeting, and also allows specified persons to postpone the meeting.

•	Section 2.8 (Special Meetings) of the By-Laws has been amended to allow specified persons to reschedule or cancel any special meeting in their discretion.

•
Section 2.12(a) (Procedures: Nomination of Directors) of the By-Laws has been amended to add certain requirements and to modify the procedures for the nomination of advance notice director nominees to the Board, including (i) requiring completion of an informational questionnaire by both the nominee and the nominating stockholder and (ii) broadening the information the nominating stockholder must provide. The amendment also allows the Company to request additional information under certain circumstances.

•
Section 2.12(b) (Procedures: Notice of Business) of the By-Laws has been amended to add certain requirements of a shareholder proposing to bring business before a meeting of stockholders, including (i) requiring completion of an informational questionnaire and (ii) broadening the information the stockholder must provide.

•
Section 2.13 (Proxy Access) has been added to the By-Laws to allow for a stockholder or group of stockholders meeting certain eligibility requirements to nominate directors (up to the greater of two or twenty percent of the number of directors then in office) to serve on the Board and to have those nominees included in the Company’s proxy solicitation materials. The eligibility requirements include the requirement to continuously hold an aggregate of three percent or more of the voting power of the Company’s outstanding common stock for at least three years, with up to twenty stockholders being able to aggregate their holdings to meet this requirement.

•
Section 3.3 (Removal) of the By-Laws has been amended to clarify the calculation of the number of shares constituting a majority are those entitled to vote at either (i) the annual meeting of stockholders or (ii) a special meeting of stockholders called for the purpose of the election and/or removal of directors.

•
Section 3.7 (Power Denied to Committees) of the By-Laws has been amended to provide that the committees may not (i) approve, adopt or recommend any action or matter expressly required to be submitted to the stockholders, (ii) adopt, amend or repeal the By-Laws or (iii) take any action or assume any authority otherwise prohibited by applicable law. Previously, this section stated that committees may not take certain actions, including to (i) amend Company charter, (ii) adopt a plan of merger or consolidation, (iii) recommend to shareholders a sale of substantially all Company assets,

(iv) recommend to shareholders a dissolution of the Company, (v) amend Company by-laws, (vi) declare dividends or (vii) authorize issuance of stock.

•
Section 5.1 (Stock) of the By-Laws has been amended to change the signatories of share certificates from (a) the President or a Vice President and (b) the Treasurer, Assistant Treasurer or Secretary or Assistant Secretary to any two authorized officers of the Company.

The By-Laws were also amended generally to reflect internal consistency and clarity, as well as to avoid duplication. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.1	Tempur Sealy International, Inc. Seventh Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2019

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer